EXHIBIT 21

Subsidiaries of the Registrant

     The Corporation has eleven subsidiaries at December 31, 1995.

                                                                    Percent
                                                                    Voting Stock
                             Jurisdiction of    Shares Owned        Held by
                             Organization       By Corporation      Corporation
                             ------------       --------------      -----------
Pikeville National Bank      United States      285,000 Common      100%
  and Trust Company
  Pikeville, Kentucky

First Security Bank          Kentucky                 25 Common     100%
  & Trust Co.
  Whitesburg, Kentucky

Commercial Bank              Kentucky              5,670 Common     100%
  West Liberty,
  Kentucky

The Exchange Bank of
  Kentucky                   Kentucky                 17 Common     100%
  Mt. Sterling,
  Kentucky

Farmers National Bank        United States        60,000 Common     100%
  Williamsburg,
  Kentucky

Farmers-Deposit Bank         Kentucky             22,500 Common     100%
  Flemingsburg,
  Kentucky

First American Bank          Kentucky            400,000 Common     100%
  Ashland, Kentucky

Community Trust Bank         United States           100 Common     100%
  FSB
  Campbellsville,
  Kentucky

Trust Company of             Kentucky                500 Common     100%
  Kentucky
  Ashland, Kentucky

The Woodford Bank and        Kentucky             50,000 Common     100%
  Trust Company
  Versailles, Kentucky

Commercial Bank              Kentucky            150,000 Common     100%
  Middlesboro, Kentucky

      All shares of First American Bank are pledged as collateral on the bank note outstanding to National City Bank, Louisville, Kentucky. All shares of Farmers National Bank, Community Trust Bank FSB and The Woodford Bank and Trust Company are pledged as collateral on the bank note outstanding to Star Bank, Cincinnati, Ohio.


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